UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)
January 10, 2012
____________________________

IMPERIAL RESOURCES, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other Jurisdiction of Incorporation or Organization)

333-152160	106 East 6th Street, Suite 900 Austin, Texas 78701	83-0512922
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(512) 322-5740
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

On January 10, 2012 Imperial Oil and Gas, Inc. a wholly owned subsidiary of Imperial Resources, Inc. (together “Imperial” or the “Company”) sold all of its interest in leases obtained as a result of a participation agreement and area of mutual interest (AMI) agreement to acquire leases on up to 5,000 acres in Oklahoma entered into on July 12, 2010.

The Company has received a cash payment of $540,000 from its partner in the AMI in consideration for the sale of its lease interests and the Company’s release of its interest in the AMI. Concurrent with the sale and as an additional consideration for the sale the Company has, with its partner in the divested AMI, entered into a new AMI covering 144 square miles elsewhere in Oklahoma. The terms of the new AMI provide for the Company to retain a 90% working interest in any properties that are leased in the new AMI.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Exhibit Name
10.1	Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Resources, Inc.
(Registrant)

Date: January 13, 2012	By:	/s/ Robert Durbin
Name: Robert Durbin
Title: Chief Executive Officer